FIRST AMENDMENT TO
CONSTRUCTION AND TERM LOAN AGREEMENT

THIS AMENDMENT TO CONSTRUCTION AND TERM LOAN AGREEMENT (“Amendment”) dated as of June 2, 2008, is entered into by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company (the “Borrower”) and FCS FINANCIAL, PCA, as agent (the “Agent”) for itself and on behalf of the other Banks.

W I T N E S S E T H:

WHEREAS, that as of March 1, 2007, the parties hereto, along with the Banks, entered into that certain Construction and Term Loan Agreement (the “Loan Agreement”), wherein, among other things, Agent provided funds to Borrower in connection with the construction of the Project; and

WHEREAS, in connection with Borrower’s construction of the Project, Borrower experienced cost overruns which required Borrower to obtain or raise additional funds to complete the Project; and

WHEREAS, Borrower has secured additional funds from various persons that are “Accredited Investors” in an amount not less than Three Million Dollars ($3,000,000.00) to assist in completion of the Project (the “Member Loan”); and

WHEREAS, the Banks and the Agent have agreed to allow Borrower to obtain the Member Loan in accordance with the provisions of this Amendment; and

WHEREAS, Borrower and Agent hereby desire to amend the Loan Agreement as set forth hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of Borrower by the Banks, the Borrower, the Banks and Agent agree as follows:

1. Certain Defined Terms. The parties hereto acknowledge and agree that the following items of Section 1.01“Certain Defined Terms” shall be deleted in their entirety and amended as follows:

“Excess Cash Flow” means, with respect to a fiscal year of the Borrower, the amount of cash flow from operations that exceeds Net Income plus depreciation for said fiscal year less (Capital Expenditures, scheduled Term Loan principal payments, scheduled Member Loan payments and Distributions for said fiscal year).”

“Member Loan” means those certain loans from persons, who are “Accredited Investors” to Borrower, as evidenced by that certain Loan and Security Agreement by and among the Borrower and the contributing person.”

“Member Loan Documents” means those certain documents, including without limitation, the Loan and Security Agreement by and among the Borrower and the contributing Members, evidencing the Member Loan.”

“Member Loan Lender” means those parties making the Member Loan as set forth in the Member Loan Documents and on the Member Loan Subordination Agreement.”

“Member Loan Subordination Agreement” means that certain Intercreditor/Subordination Agreement by and among the Borrower, Agent and the Member Loan Lender dated June 2, 2008.”

“Subordinated Debt” means any and all Debt of Borrower held by any Person other than Agent, and Bank, or the Revolving Credit Lender pursuant to either this Agreement or the Revolving Credit Agreement, including, without limitation the Member Loan.”

“Working Capital” means current assets of the Borrower less current liabilities of the Borrower; provided, however, the Member Loan shall be excluded as a Debt in the determination of Working Capital until such time as the Member Loan is then currently due and owing.”

2. Revolving Credit Facility. The parties hereto acknowledge and agree that Section 2.11(f)“Revolving Credit Facility” shall be deleted in its entirety and replaced with the following:

“Revolving Credit Facility. The parties acknowledge and agree effective as of November 6, 2007, Revolving Credit Lender and Borrower entered into the Revolving Credit Facility to provide Borrower with funds for use in the operation of the Project, as amended, in the maximum principal amount of Eight Million Dollars ($8,000,000.00). Additionally, the Banks agree and acknowledge that all or a portion of the Collateral shall be secured equally and ratably with the Revolving Credit Facility on the same lien priority basis.”

3. Conditions Precedent to this Amendment. The parties hereto acknowledge and agree that following shall be condition precedent to the execution and delivery of this Amendment by the Banks and Agent:

3.1 Execution of the Member Loan Subordination Agreement. The Member Loan Lender (by and through the Collateral Agent, State Bank of Slater, Missouri), Borrower and Agent shall have executed and delivered the Member Loan Subordination Agreement.

3.2. Execution of the First Amendment to Revolving Credit Agreement. The Borrower and Revolving Credit Lender shall have entered into that certain First Amendment to Revolving Credit Agreement, among other things increasing the amount of the Revolving Credit Facility from Five Million Dollars ($5,000,000.00) to Eight Million Dollars ($8,000,000.00).

3.3 Funding of the Member Loan. The Agent shall have received written confirmation that the Member Loan Lenders have funded the Member Loan.

4. Consent to Member Loan. By execution of this Amendment, the Banks and Agent consent to the Member Loan and the creation of additional indebtedness there under by Borrower.

5. Multiple Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

6. Reaffirmation of Previous Terms and Conditions. All of the remaining terms and conditions of the Agreement, as amended, where not inconsistent with the above, shall remain the same and are hereby republished, reaffirmed and restated as of the date hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER:

SHOW ME ETHANOL, LLC,
a Missouri limited liability company

By:
Title:

AGENT, for itself and on behalf of the Banks:

FCS FINANCIAL, PCA

By:
Title: